Exhibit 10.15

                              SETTLEMENT AGREEMENT


     SETTLEMENT AGREEMENT dated as of November 30, 1998 by and between International Purchasing Services, Inc., a corporation with a principal place of business at 145 Oser Avenue, Hauppauge, New York 11788 (hereinafter, "IPS"), Richard J. Goodhart, residing at 99 Aspen Drive, East Woodbury, New York 11797 (hereinafter, "Goodhart"), Accident Prevention Plus, Inc., a corporation with a principal place of business at 145 Oser Avenue, Hauppauge, New York 11788, (successor in interest to Accident Prevention Plus, LLC) (hereinafter, "APP") and The Bank of Smithtown, a New York state banking corporation with a principal place of business at One Main Street, Smithtown, New York 11787 (hereinafter, the "Bank").


                              W I T N E S S E T H:


     WHEREAS, IPS is in default under a certain note made payable to the Bank on April 13, 1995 in the sum of $100,000.00 and guaranteed by the Small Business Administration (hereinafter, the "SBA Note"); and

     WHEREAS, IPS is also in default under a certain note made payable to the Bank on December 24, 1996 in the sum of $500,000.00 (hereinafter, the "BOS Note"); and

     WHEREAS, Goodhart executed a certain guarantee on or about March 31, 1995 pursuant to which he unconditionally guaranteed to the Bank the payment of all debts of IPS then existing or thereinafter incurred; and

     WHEREAS, Goodhart also executed agreements with the Bank pursuant to which he pledged his stock in IPS and his member interest in APP, LLC as additional security `for the aforesaid debts; and

     WHEREAS, IPS and APP, LLC are in the process of merging into APP; and


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     WHEREAS, the Bank has commenced an action against IPS and Goodhart, in
Supreme Court, Suffolk County, titled The Bank of Smithtown v. International Purchasing Services Inc. and Richard J. Goodhart under Index No. 98-17280, which said suit seeks a judgment against IPS and Goodhart for the entire balance due under aforesaid notes together with interest and counsel fees; and

     WHEREAS, the parties hereto are desirous of settling their differences and discontinuing the aforesaid litigation on the terms hereinafter set forth.

     NOW THEREFORE, in consideration of ten ($10.00) dollars and the mutual covenants contained herein, the parties hereto agree as follows: -

     1. THE PAYMENTS TO BE MADE BY IPS

     IPS agrees to make the following three payments by check or wire transfer to The Bank of Smithtown at its main office at One Main Street, Smithtown, New York 11787:

          1st payment           $23,207.90        on or before November 6, 1998
          2nd payment           $20,000.00        on or before November 30, 1998
          3rd payment           $16,792.10        on or before March 1, 1999

     2. THE APP NOTE AND THE GOODHART NOTE

          a) APP shall execute a note (hereinafter, the "APP Note") in favor of the Bank in the amount of $500,000.00. The interest rate on the APP Note shall be the prime rate as published in the Wall Street Journal plus two (2%) percent adjusted as and when the prime rate changes. The APP Note shall be paid at the rate of $5,000.00 per month during the first year, $10,000.00 per month during the second year and $15,000.00 per month during the third year. At the end of the third year, the entire principal balance remaining unpaid together with any accrued interest shall be due and payable. The APP Note shall be in the form attached hereto as Exhibit "A".

          b) Goodhart shall execute a note (hereinafter, the "Goodhart Note") in favor of the Bank in the amount of %60,619.84 which shall bear interest at the rate of 9% and mature in one year. Goodhart shall execute a Confession of Judgment to secure his performance under said note. The Bank shall only enter judgment by confession if Goodhart is in default under the Goodhart Note and has failed to cure within seven (7) days as provided for herein and, in such event, the Bank will give Goodhart credit for any amounts paid under the Goodhart Note.

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          c) Upon execution of the APP Note and the Goodhart Note, the BOS Note
shall be cancelled and returned to IPS.

     3. THE GUARANTEE OF GOODHART AND IPS AND THE SECURITY AGREEMENT

          Goodhart and IPS shall each guarantee payment of the APP Note and SBA Note by executing a Continuing Guarantee of all Liability, in the form attached as Exhibit "B", in favor of the Bank of Smithtown.

          As collateral for the aforesaid guarantees, Goodhart shall pledge to the Bank all shares of APP he now owns or hereafter acquires while the SBA Note and BOS Note are outstanding. Said shares shall be held pursuant to the terms of a Hypothecation Agreement and a Security Agreement, which shall be executed by Goodhart in the form attached as Exhibit "C".

          Goodhart shall execute one or more Form UCC-l's thereby enabling the Bank to perfect a security interest in the APP shares, and deliver to the Bank stock certificates representing all shares together with stock powers duly endorsed in blank. Said stock and stock powers shall be held -by the Bank pursuant to the terms of the Security Agreement.

          In exchange for the pledge of APP stock pursuant to the terms of the Security Agreement, the Bank shall release the pledge of IPS stock and Goodhart's member interest in APP, LLC and return the security agreements and/or pledge agreements appurtenant thereto.

          In the event of a default under the SBA Note and/or BOE Note, APP shall have the right, for a period of thirty (30) days after receipt of notice of such default, to repurchase Goodhart's APP shares from the Bank by paying the Bank the entire balance due under both notes, including principal, interest and late fees. Notwithstanding, APP must advise the Bank of its desire to purchase said shares within ten (10) days after receipt of notice of default.

     4. THE APPLICATION OF PAYMENTS

          The Bank shall apply the 1st payment of $23,207.90 to all the interest and principal in arrears and late charges on the SBA Note in order to make that loan current.

          The 2nd payment of $20,000.00 shall be applied to the payments due under the APP Note for the months of January 1, 1999, February 1, 1999 and March 1, 1999 to the extent of $15,000.00. The


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balance of that payment in the amount of $5,000.00 shall be paid to the firm of
Pinks & Arbeit to cover the legal fees in connection with this settlement.

          The 3rd payment of $16,792.10 shall be applied to the principal of the Goodhart Note.

     5. AGREEMENT TO KEEP PAYMENTS CURRENT

          IPS, APP, and Goodhart agree to make all payments due hereunder and under the SBA Note, APP Note and Goodhart Note, as and when the same shall become due. Any payment not paid when due shall constitute an event of default (hereinafter, "Event of Default"). Upon the occurrence of an Event of Default, the Bank shall serve notice of such Event of Default as provided for in paragraph twelve (12). The Bank shall be entitled to exercise all remedies referred to in the note or notes which are in default and all guarantees and security agreements appurtenant thereto. Upon the occurrence of an Event of Default with respect to any payment due in accordance with paragraphs 1 or 2(b), APP shall have a period of seven (7) days after receipt of such notice of default to cure said default, and the Bank shall not take any action against any party hereto for a failure to make timely payment of the amounts set forth in paragraph 1 and 2(b) hereof until the expiration of seven (7) days after receipt of written notice of default.

     6. CONDITIONS TO CLOSING

          The Bank's obligation to close hereunder shall be conditioned upon production to the Bank of the following documents no less than thirty (30) days after the closing:

          a. Goodhart. Personal Financial Statement.

          b. Financial Statements for IPS and APP, LLC for the years 1996 and 1997.

          c. Proof of Goodhart's IRA Account with a balance of at least sixty thousand ($60,000.00) dollars.

          d. Proof that IPS is in possession of a Power of Attorney to collect a receivable in India.

          e. Proof that APP, LLC has a five million ($5,000,000.00) dollar non--exclusive distribution agreement with American Overseas Corporation.

          f. A copy of the certificate of incorporation for APP together with filing receipt and a certificate of the Secretary of APP attesting to the fact that the transactions referred to herein, in so far as they pertain


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to APP, have been approved by the Board of directors of APP, together with a copy of the Board Minutes or Consent approving same.

          In the event that all of the foregoing documentation is not supplied to the Bank on or before December 31, 1998, the Bank shall be entitled to declare this agreement null and void, but shall not be required to return any payments made hereunder, provided that the Bank shall first give Goodhart written notice together with a seven (7) day period to cure.

     7. REPRESENTATIONS OF IPS, APP AND GOODHART

          a) IPS represents that the execution of this agreement has been authorized by its Board of Directors and, as such, represents a duly authorized, valid and binding obligation of the company and does not contravene any other agreement to which it is a party.

          b) APP, LLC represents that the execution of this agreement has been authorized by its Members, and as such, represents a duly authorized, valid and binding obligation of the company and does not contravene any other agreement to which it is a party.

          c) APP represents that the execution of this agreement has been authorized by its Board of Directors, and as such, represents a duly authorized, valid and binding obligation of the company and does not contravene any other agreement to whic1~ it is a party. 3,312, 4cio

          d) Goodhart represents that he currently owns, or shortly will own, approximately 3,328,640 shares of APP which constitute approximately 218% percent of the issued shares of APE stock.

          e) Goodhart represents at all shares of APP owned by him are owned free and clear of liens, pledges and encumbrances.

     8. THE CLOSING

          a) Closing hereunder shall be held at the office of The Bank of Smithtown, One Main Street, Smithtown, New York on November 30, 1998.


          b) At the closing, the following documents shall be executed:

               (i) APP shall execute the APP Note.

               (ii) Goodhart shall execute the Goodhart Note, the Confession of Judgment, the Continuing Guarantee, the Security

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               (iii) IPS shall execute a Continuing Guarantee.

          c) At the closing, Goodhart shall deliver to the Bank all documents which he executed pursuant to paragraph 8(b)(ii), as well as, all shares of APP owned by him. APP shall deliver to the Bank the APP Note, and IPS shall deliver to the Bank the Continuing Guarantee.

          d) At the closing, the Bank shall cancel the DOS Note, release the pledge of IPS stock and Goodhart's member interest in APP, LLC and return the appurtenant security agreements.

     9. DISCONTINUATION OF LITIGATION

          At closing, the parties shall execute a Stipulation Discontinuing the Action titled The Bank of Smithtown v. International Purchasing Services, Inc. and Richard J. Goodhart, (Supreme Court, Suffolk County, Index No. 98--17280) which shall promptly thereafter be filed with the Court Clerk, Supreme Court, Suffolk County.

     10. CONTINUING COVENANTS

          a) Goodhart shall deliver to the Bank all shares of APP which he receives (within 7 days of receiving them) while the SBA Note and BOS Note are outstanding together with stock powers endorsed in blank and Form UCC-l's in proper form for recording. Said shares shall be free and clear of encumbrances at the time of delivery and shall be held pursuant to the terms of the Security Agreement.

          b) APP shall provide quarterly financial statements to the Bank as long as the APP Note is outstanding.

          All covenants contained in this paragraph 10 shall survive closing.

     11. APPLICABLE LAW

          This agreement shall be construed in accordance with the laws of the State of New York.

     12. MISCELLANEOUS

          a) Notices. Any notice to be given hereunder shall be sufficient if in writing and sent by certified mail, return receipt requested, to the intended party at its respective address first above written, with a copy to its respective attorney as follows:

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     Tracy L. Klestadt & Associates, attorney for IPS, Goodhart and APP, 99 Park
Avenue, Sixth Floor, New York, New York 10016, Attention Ian R. Winters; Pinks & Arbeit, attorneys for The Bank of Smithtown, 140 Fell Court, Suite 303, Hauppauge, New York 11788; or to such other address as any party hereto may designate by notice to all other parties.

     b) Assignment. The provisions of this agreement are binding upon the heirs, successors and assigns of the parties hereto.

     c) Waiver of Breach. Waiver by any party of a breach of any provision of this agreement by another party shall not operate or be construed as a waiver of any subsequent breach by such other party.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


                                 INTERNATIONAL PURCHASING SERVICES, INC.



                                 by  /s/  Richard Goodhart Pres
                                     -------------------------------------------
                                     RICHARD GOODHART, PRES.

                                     /s/  Richard J. Goodhart
                                     -------------------------------------------
                                     RICHARD J. GOODHART


                                 ACCIDENT PREVENTION PLUS, INC.


                                 by  /s/  Richard Goodhart CEO
                                     -------------------------------------------
                                     RICHARD GOODHART, CEO


                                 THE BANK OF SMITHTOWN


                                 by  /s/  Robert Staron      AVP
                                     -------------------------------------------


0863T
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STATE OF NEW YORK )
                  ) ss.:
COUNTY OF SUFFOLK )

On the 30th day of November, 1998, before me personally came Richard Goodhart to me known, who, being by me duly sworn, did depose and say that he resides at 99 Aspen Dr. East, Woodbury, NY 11797, that he is the President of International Purchasing Services, Inc., the Corporation described in and which executed the foregoing instrument; and that he signed his name by order of the Board of Directors of said Corporation.

                                           /s/  Robert Staron
                                           -------------------------------------
                                            Notary Public
ROBERT P. STARON
Notary Public, State of New York
No. 4764850
Qualified in Suffolk County
Commission Expires Oct. 31, 2000



STATE OF NEW YORK  )
                   ) ss.:
COUNTRY OF SUFFOLK )

     On the 30th day of November, 1998, before me personally came Richard J. Goodhart, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he executed the same.

                                          /s/  Robert Staron
                                           -------------------------------------
                                            Notary Public
ROBERT P. STARON
Notary Public, State of New York
No. 4764850
Qualified in Suffolk County
Commission Expires Oct. 31, 2000


STATE OF NEW YORK )
                  ) ss.:
COUNTY OF SUFFOLK )

     On. the 30th day of November, 1998, before me personally came Richard Goodhart to me known, who, being by me duly sworn did depose and say that he is the CEO of Accident Corporation described in and instrument; and that he signed his name by order of the Board of Directors of said Corporation.

                                          /s/  Robert Staron
                                           -------------------------------------
                                            Notary Public
ROBERT P. STARON
Notary Public, State of New York
No. 4764850
Qualified in Suffolk County
Commission Expires Oct. 31, 2000

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STATE OF NEW YORK )
                  ) ss.:
COUNTY OF SUFFOLK )

     On the 30th day of November, 1998, before me personally came Robert Staron to me known, who, being by me duly sworn, did depose and say that he resides at ____________________ , that he is the Asst. VP of The Bank of Smithtown, the New York Banking Corporation described in and which executed the foregoing instrument; and that he signed his name by order of the Board of Directors of said New York State Banking Corporation.


                                        /s/  Patricia A. Lamb
                                        ----------------------------------------
                                       Notary Public

0863T

PATRICIA A. LAMB
Notary Public, State of New York
No. 01LA5055061
Qualified in Suffolk County
Commission Expires Jan. 29, 2000

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